REGISTERED                                                 REGISTERED

       Number
     P_________                                                 $_________

                              POTLATCH CORPORATION
             9 1/8% CREDIT SENSITIVE DEBENTURE DUE DECEMBER 1, 2009

                                                                SEE REVERSE FOR
                                                             CERTAIN DEFINITIONS

Potlatch Corporation, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to


        9 1/8%                                                      9 1/8%
   CREDIT SENSITIVE                                            CREDIT SENSITIVE
      DEBENTURE                                                   DEBENTURE
         DUE                                                         DUE
   DECEMBER 1, 2009                                            DECEMBER 1, 2009

 , or registered assigns, the principal sum of                          DOLLARS

                                   REGISTERED
on December 1, 2009 and to pay interest thereon from December 1, 1989 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, subject to adjustment as provided on the reverse hereof, semi-annually on June 1 and December 1 in each year, commencing June 1, 1990, at the rate of 9.125% per annum until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the May 15 or November 15 (whether or not a Business
Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.
     Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.
     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
     Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

      TRUSTEE'S CERTIFICATE                                POTLATCH CORPORATION
        OF AUTHENTICATION
  This is one of the Securities of
the series designated pursuant to
and issued under the within-mentioned
Indenture.
BANKERS TRUST COMPANY OF CALIFORNIA,
        NATIONAL ASSOCIATION            Attest:             By
                        as Trustee
By                                     /s/Brian W. Davis   /s/Richard B. Madden
                Authorized Officer             Secretary            Chairman of
                                                                      the Board

      This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of April 1, 1986 (herein called the "Indenture") between the Company and Bankers Trust Company of California, National Association, as successor Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $100,000,000.
      The Securities of this series may not be redeemed prior to maturity and not entitled to any sinking fund.
      The interest rate payable on this Security shall be based upon the debt rating on the Securities of this series ("Rating") as determined by Standard & Poor's Corporation ("S&P") or Moody's Investors Service, Inc. ("Moody's"), or their successors (as described below), and adjusted if necessary in response to changes in a Rating. The initial Applicable Rate (as hereinafter defined) on the Securities of this series will be 9.125% per annum as stated on the face hereof. This Security shall bear interest at the initial Applicable Rate from December 1, 1989 to but excluding the earlier of the date of repayment or (except as provided below) the calendar day on which a change in rating category (as set forth in the table below) takes effect in either the S&P Rating or Moody's Rating (a "Rating Adjustment Date"). Beginning with the calendar day which is a Rating Adjustment Date if any (unless such Rating Adjustment Date occurs between a Regular Record Date and an interest Payment Date in which case beginning on such Interest Payment Date), and to but excluding the earlier of the date of repayment or next Rating Adjustment Date, if any, this Security shall bear interest at the rate per annum (the " Applicable Rate") set forth below opposite the lower of the S&P Rating and the Moody's Rating in effect at the close of business on that Rating Adjustment Date; provided that if only one such Rating is available on any Rating Adjustment Date, the Applicable Rate shall be determined solely by reference to such one Rating. If neither S&P nor Moody's has issued a current Rating, or if the rating system employed by either such organization is changed from that which is currently employed, then the Company shall, with the approval of the Trustee, designate such additional nationally recognized rating organization, or make such adjustments in the relationship between the Rating and the Applicable Rate, as are consistent with the table below.

               Ratings
- --------------------------------------               Applicable
  Moody's                      S&P                      Rate
  -------                      ---                   ----------
    Aaa                        AAA                     8.825%
 Aa1 - Aa3                  AA+ - AA-                  8.925
  A1 - Baa2                  A+ - BBB                  9.125
    Baa3                       BBB-                    9.425
    Ba1                        BB+                    12.500
    Ba2                        BB                     13.000
    Ba3                        BB-                    13.500
 B1 or lower                B+ or lower               14.000

      If one or more Rating Adjustment Dates occur during any interest payment period, this Security shall bear interest for such interest payment period at the rate per annum equal to the weighted average of the Applicable Rates in effect during such interest payment period, calculated by multiplying each Applicable Rate by the number of days such Applicable Rate is in effect during each month of such interest payment period, determining the sum of such products and dividing such sum by the number of days in such interest payment period which shall be 180 days in all cases. The Applicable Rate and interest on this Security shall be computed on the basis of a year of twelve 30-day months.

      The provisions regarding defeasance set forth in Section 403 of the Indenture shall apply to the Securities of this series; provided that from and after the effective date of a discharge as described in such Section, the Applicable Rate shall be equal to the Applicable Rate in effect on the date prior to the deposit of money and/or U.S. Government Obligations with respect to the Securities of this series, and such Applicable Rate shall not thereafter be affected by any change in Rating. For the purpose of determining the amount of money and/or U.S. Government Obligations required to be deposited with the Trustee in order to effect such a discharge, the interest rate on the Securities of this series shall be assumed to be (i) for the period beginning on the effective date of such discharge, such Applicable Rate and (ii) for the period beginning on the date of such deposit and ending on the date prior to the effective date of such discharge, the highest Applicable Rate indicated in the table above. The provisions in Section 1007 of the Indenture shall not apply to this Security.

      If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

      The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66 2/3% in aggregate principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

      No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

      As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

      The Securities of this series are issuable only in registered form without coupons in denominations of $1000 and any integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for the like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

      No service charge shall be made to the Holder for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

      All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture. The Indenture and the Securities will be governed by and construed in accordance with the laws of the State of New York.


      The following abbreviations, when used in the inscription on the face of the within instrument, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM - as tenants in common        UNIF GIFT MIN ACT - ......Custodian.......
                                                          (Cust)         (Minor)
TEN ENT - as tenants by the entireties              under Uniform Gift to Minors
                                                    Act ...............
JT TEN  - as joint tenants with right                    (State)
          of survivorship and not as
          tenants in common

    Additional abbreviations may also be used though not in the above list.
                            _________________________

FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert social security or other
    identifying number of assignee
 _____________________________________
|                                     |
|_____________________________________|

________________________________________________________________________________
                    (NAME AND ADDRESS OF ASSIGNEE, INCLUDING
                    ZIP CODE, MUST BE PRINTED OR TYPEWRITTEN)

________________________________________________________________________________
                the within Debenture, and all rights thereunder,
                 hereby irrevocably constituting and appointing

________________________________________________________________________attorney to transfer said Debenture on the books of the Company, with full power of substitution in the premises.

     Dated:                                    _________________________________
     NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.

                                               _________________________________
     SIGNATURE GUARANTEE: Signature(s) applicable to the assignment must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange.